Exhibit 99

PROSPECTUS

Greens Worldwide Incorporated

346 Woodland Church Road
Hertford, North Carolina 27944
Telephone: 252-264-2064

2006 “Broadly Based” Stock Option Plan, dated July 18, 2006

Shares Of Common Stock, No Par Value

This Prospectus relates to the Greens Worldwide Incorporated. 2006 Stock Option Plan, dated July __, 2006 (the "Stock Option Plan"), pursuant to which officers, directors, attorneys, consultants, other advisors and other employees of Greens Worldwide Incorporated (the "Company") and its Affiliates are eligible to receive shares of Common Stock of the Company (the "Stock Option Shares") in consideration for their past services.  Participants in the Stock Option Plan may make payment for the Stock Option Shares either (i) in cash, represented by bank or cashier's check, certified check or money order (ii) in lieu of payment for bona fide services rendered, and such services were not in connection with the offer or sale of securities in a capital-raising transaction, (iii) by delivering shares of the Company's Common Stock which have been beneficially owned by the optionee, the optionee's spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock") in a number equal to the number of Stock Option Shares being purchased upon exercise of the Option or (iv) by delivery of shares of corporate stock which are freely tradeable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the Stock Option Shares being purchased under the Option, or (v) a combination of cash, services, Delivered Stock or other corporate shares.

Since the sale of any securities of the Company by "affiliates" of the Company may not be made without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom (such as that provided by Rule 144 thereunder), the Company plans to advise those participants in the Stock Option Plan who may be "affiliates" of the Company, as such term is defined in Rule 144, (the Company and such participants not so conceding) that any such sales by participants who are not "affiliates" of the Company may be effected without compliance with the registration and prospectus delivery requirements of the Act.

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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

______________________________________________________________________________

The date of this Prospectus is July 18, 2006

A copy of any document or part thereof incorporated by reference in the Registration Statement or any other documents required to be delivered to participants pursuant to Rule 428(b) of the Securities Act but not delivered with this Prospectus will be furnished without charge upon written request.  Requests should be addressed to: 2006 Stock Option Plan, Greens Worldwide Incorporated, 346 Woodland Church Road, Hertford, North Carolina 27944, Telephone: 252-264-2064.

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files, reports and other information with the Securities and Exchange Commission.  The reports and other information filed by the Company can be inspected at the public reference facilities maintained by the Commission in Washington, D.C., 100 F Street, N.E., Washington, D.C. 20549; the Midwest Regional Office, Citicorp Center, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60661; the Pacific Regional Office, 5670 Wilshire Blvd., 11th Floor, Los Angeles, California 90036-3648; and the New York Office, 233 Broadway, New York, New York 10279.  Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.  Additionally, our SEC filings are available to the public via the internet at the SEC’s website at www.sec.gov.

No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company.  This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

TABLE OF CONTENTS

THE COMPANY

1

GENERAL INFORMATION REGARDING THE

2006 STOCK OPTION PLAN

2

The Employers

2

Purposes

2

Period of Stock Option Plan.

2

Administration.

2

Reorganizations and Recapitalizations of the Company.

3

SECURITIES TO BE OFFERED

4

ELIGIBLE PARTICIPANTS

4

PURCHASE OF SECURITIES PURSUANT TO THE STOCK OPTION PLAN

AND PAYMENT FOR SECURITIES OFFERED

5

Exercise Period and Termination.

5

Option Price.

6

Transferability.

6

NO STOCKHOLDER APPROVAL REQUIRED FOR ESTABLISHMENT OF PLAN

6

ASSIGNABILITY

7

AMENDMENTS

7

RESTRICTIONS ON RESALE OF COMMON STOCK

8

LEGAL MATTERS

8

INDEMNIFICATION OF OFFICERS AND DIRECTORS

8

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

8

FURTHER INFORMATION

9

THE COMPANY

We began operating an 18-hole putting course in July 2003 and a pro shop in September 2003. We ceased operations on October 31, 2003. In June 2005, we entered into an Agreement for the Exchange of Common Stock with US Pro Golf Tour, Inc. and its shareholders.

On January 28, 2005, American Sports & Golf Acquisitions Tour, Inc. was incorporated in the State of Delaware. On February 28, 2005, American Sports & Golf Acquisitions Tour, Inc. acquired certain assets and assumed certain liabilities of American Sports & Golf Acquisitions Tour, Inc., an S-Corporation with common control to that of US Pro Golf Tour, Inc. On April 1, 2005, the corporation changed its name to US Pro Golf Tour, Inc.

Pursuant to the terms of the Agreement for the Exchange of Common Stock with US Pro Golf Tour Inc., we issued an aggregate of 10,000,000 shares of common stock to the shareholders of US Pro Golf Tour. The transaction closed in July 2005. We recommenced operations on July 11, 2005.

We are a vertically integrated sports marketing and management company engaged in owning and operating professional golf tours, at tournaments throughout the United States, a golf school and other supporting companies.

Through our wholly owned subsidiary, US Pro Golf Tour, we operate an intermediary professional golf tour conducting events for former PGA Tour professionals preparing for the Champions Tour, non-exempt professionals on the Champions Tour, and celebrity challengers and professionals 18 years old and up preparing for the PGA Tour. We also conduct a Pro Net competition for players of all skill levels 18 years of age and older who will compete for substantial prize money with their handicaps in the Tour event atmosphere of Tour events. Our tournaments are week-long events with Junior Clinics, pro-ams, entertainment, leader boards and hospitality, with local market charities benefiting from the event. Events are televised on The Golf Channel through the Tour's show, "54 Holes to Sunday". The US Pro Golf Tour has all the amenities of the PGA Tour, including electronic leader boards, official scoreboard, real-time scoring, hospitality center, gallery and national television coverage on the Golf Channel.

Through our wholly owned subsidiary, BreakThru Media, we sell, produce and develop interactive CD ROM collateral and marketing products to sports organizations.

Through our wholly owned subsidiary Crowley and Company Advertising, Inc., we are engaged in the business of advertising, promotion, public relations, ad specialties, and wearables.

Our wholly owned subsidiary, New England Pro Tour, Inc., is engaged in the management and production of golf events in the Northeastern region of the USA.

Our wholly owned subsidiary Still Moving, Inc. is in the business of television and print production.

Our subsidiary, Law Vegas Golf Schools, operates a golf school in Las Vegas

We operated at a net loss of $1,717,705 for the period from January 28, 2005, date of inception, through December 31, 2005. For the three months ended March 31, 2006, we had a net loss of $5,955,143.

Our principal offices are located at 346 Woodland Church Road, Hertford, NC 27944, and our telephone number is (252) 264-2064. We are an Arizona corporation.

GENERAL INFORMATION REGARDING THE

2006 STOCK OPTION PLAN

The Employers.     The Company has its executive offices in North Carolina at 346 Woodland Church Road, Hertford, North Carolina 27944, Telephone: 252-264-2064.

Purposes.     The Stock Option Plan was adopted by the Board of Directors of the Company on July   , 2006 and approved by the requisite stockholders owning a majority of our Common Stock and is intended as an employment incentive, to aid in attracting and retaining in the employ or service of the Company and any Affiliated Corporation, persons of experience and ability and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company.

Period of Stock Option Plan.     The Stock Option Plan shall expire on July __, 2016 except as to Nonqualified Stock Options then outstanding, which shall remain in effect until they have expired or been exercised.

Administration.     The Company's Board of Directors ("Board") may appoint and maintain as administrator of the Stock Option Plan, the Compensation Committee (the "Committee") of the Board which shall consist of at least three members of the Board.  Until such time as the Committee is duly constituted, the Board itself shall have and fulfill the duties herein allocated to the Committee.  The Committee shall have full power and authority to designate Stock Option Plan participants, to determine the provisions and terms of respective Options (which need not be identical as to number of shares covered by any Option, the method of exercise as related to exercise in whole or in installments, or otherwise, including the Option price) and to interpret the provisions and supervise the administration of the Stock Option Plan.  The Committee may, in its discretion, provide that certain Options not vest (that is, become exercisable) until expiration of a certain period after issuance or until other conditions are satisfied, so long as not contrary to the Stock Option Plan.

A majority of the members of the Committee shall constitute a quorum.  All decisions and selections made by the Committee pursuant to the Stock Option Plan's provisions shall be made by a majority of its members.  Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been made by a majority at a meeting duly held.  The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it deems advisable.  If at any time the Board shall consist of seven or more members, then the Board may amend the Stock Option Plan to provide that the Committee shall consist only of Board members who shall not have been eligible to participate in the Stock Option Plan (or similar stock or stock option plan) of the Company or its affiliates at any time within one year prior to appointment to the Committee.

Reorganizations and Recapitalizations of the Company.

a.

The existence of the Stock Option Plan and Options granted thereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale, exchange or transfer of all or any part of its assets or business, or any other corporation act or proceeding, whether of a similar character or otherwise.

b.

The Stock Option Shares are shares of the Common Stock of the Company as currently constituted.  If, and whenever, prior to delivery by the Company of all of the Stock Option Shares which are subject to Options granted thereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, a stock split, combination of shares (reverse stock split) or recapitalization or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefore in money, services or property, then the number of Stock Option Shares available under the Stock Option Plan and the number of Stock Option Shares with respect to which Options granted thereunder may thereafter be exercised shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

c.

If the Company is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Company receive any shares of stock or other securities, there shall be substituted for the Stock Option Shares subject to the unexercised portions of outstanding Options an appropriate number of shares of each class of stock or other securities which were distributed to the shareholders of the Company in respect of such Stock Option Shares in the case of a reorganization, merger, consolidation or plan of exchange; provided, however, that all such Options may be canceled by the Company as of the effective date of a reorganization, merger, consolidation, plan of exchange, or any dissolution or liquidation of the Company, by giving notice to each optionee or his personal representative of its intention to do so and by permitting the purchase of all the shares subject to such outstanding options for a period of not less than thirty (30) days during the sixty (60) days next preceding such effective date.

d.

Except as expressly provided above, the Company's issuance of Stock Option Shares of any class, or securities convertible into Stock Option Shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into Stock Option Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Stock Option Shares subject to options granted thereunder or the purchase price of such shares.

A copy of the Stock Option Plan is attached hereto as Exhibit A.

SECURITIES TO BE OFFERED

Subject to adjustment, a total of 5,000,000 shares of Common Stock ("Stock"), of the Company shall be subject to the Stock Option Plan.  The Common Stock subject to the Stock Option Plan shall consist of un-issued shares or previously issued shares reacquired and held by the Company or any Affiliated Corporation, and such amount of shares shall be and is hereby reserved for sale for such purpose.  Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of the Stock Option Plan shall cease to be reserved for the purpose of the Stock Option Plan, but until termination of the Stock Option Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Stock Option Plan.  Should any Option expire or be canceled prior to its exercise in full, the unexercised shares theretofore subject to such Option may again be subjected to an Option under the Stock Option Plan.

On July 18, 2006, the Board of Directors approved the Stock Option Plan as did those persons owning a majority of the Company’s outstanding shares and authorized the issuance of 5,000,000 Common Shares to be subject to the Stock Option Plan.

ELIGIBLE PARTICIPANTS

The persons eligible for participation in the Stock Option Plan as recipients of Options shall include all full-time and part-time employees (as determined by the Committee) and officers of the Company or of an Affiliated Corporation.  In addition, directors of the Company or any Affiliated Corporation who are not employees of the Company or an Affiliated Corporation and any attorney, consultant or other adviser to the Company or any Affiliated Corporation shall be eligible to participate in the Stock Option Plan.  For all purposes of the Stock Option Plan, any director who is not also a common law employee and is granted an option under the Stock Option Plan shall be considered an "employee" until the effective date of the director's resignation or removal from the Board of Directors, including removal due to death or disability.  The Committee shall have full power to designate, from among eligible individuals, the persons to whom Options may be granted.  A person who has been granted an Option thereunder may be granted an additional Option or Options, if the Committee shall so determine.  The granting of an Option shall not be construed as a contract of employment or as entitling the recipient thereof to any rights of continued employment.  See, however, “No Shareholder Approval Required for Establishment of Plan”.

PURCHASE OF SECURITIES PURSUANT TO THE STOCK OPTION PLAN

AND PAYMENT FOR SECURITIES OFFERED

Consideration for Shares Issued Under the Stock Option Plan.  The purchase price of the Stock Option Shares as to which an Option is exercised shall be paid in full at the time of exercise and no Stock Option Shares shall be issued until full payment is made therefore.  Payment shall be made either (i) in cash, represented by bank or cashier's check, certified check or money order (ii) in lieu of payment for bona fide services rendered, and such services were not in connection with the offer or sale of securities in a capital-raising transaction, (iii) by delivering shares of the Company's Common Stock which have been beneficially owned by the optionee, the optionee's spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock") in a number equal to the number of Stock Option Shares being purchased upon exercise of the Option or (iv) by delivery of shares of corporate  stock which are freely tradeable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the Stock Option Shares being purchased under the Option, or (v) a combination of cash, services, Delivered Stock or other corporate shares.  An Option shall be deemed exercised when written notice thereof, accompanied by the appropriate payment in full, is received by the Company.  No holder of an Option shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Stock Option Shares purchasable upon exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Company to him or her.

Exercise Period and Termination.     The nonqualified stock options exercise period shall be a term of not more than ten (10) years from the date of granting of each nonqualified stock option and shall automatically terminate:

i.

Upon termination of the optionee's employment with the Company for cause;

ii.

At the expiration of Twelve (12) months from the date of termination of the optionee's employment with the Company for any reason other than death, without cause; provided, that if the optionee dies within such twelve month period, sub-clause (iii) below shall apply; or

iii.

At the expiration of Fifteen (15) months after the date of death of the optionee.

Employment with the Company as used in the Stock Option Plan shall include employment with any Affiliated Corporation and nonqualified stock options granted under the Stock Option Plan shall not be affected by an employee's transfer of employment among the Company and any Parent or Subsidiary thereof.  An optionee's employment with the Company shall not be deemed interrupted or terminated by a bona fide leave of absence (such as sabbatical leave or employment by the Government) duly approved, military leave, maternity leave or sick leave.

Option Price.      The Stock Option Plan provides that the option price with respect to each option will not be less than Twenty (20%) Percent of the fair market value of such share on the date the option is granted.  The fair market value of a share on a particular date shall be deemed to be the average of either (i) the highest and lowest prices at which shares were sold on the date of grant, if traded on a national securities exchange, (ii) the high and low prices reported in the consolidated reporting system, if traded on a "last sale reported" system, such as NASDAQ, or (iii) the high bid and high asked price for over-the-counter securities.  If no transactions in the stock occur on the date of grant, the fair market value shall be determined as of the next earliest day for which reports or quotations are available.  If the common shares are not then quoted on any exchange or in any quotation medium at the time the option is granted, then the Board of Directors or Committee will use its discretion in selecting a good faith value believed to represent fair market value based on factors then known to them.

Transferability.

a.

Options granted under the Stock Option Plan are transferable by the holder (a) by will or the laws of descent and distribution and (b) to the extent permitted by Form S-8 as amended April 7, 1999.  If a participant dies during employment or within three months thereafter, the option granted to him may be exercised by his legal representative to the extent set forth therein until either the expiration of the option or within one year after the date of death, whichever comes first.

b.

Notwithstanding anything to the contrary as may be contained in this Plan regarding rights as to transferability or lack thereof, all options granted hereunder may and shall be transferable to the extent permitted in accordance with SEC Release No. 33-7646 entitled “Registration of Securities on Form S-8" as effective April 7, 1999 and in particular in accordance with that portion of such Release which expands Form S-8 to include stock option exercise by family members so that the rules governing the use of Form S-8 (a) do not impede legitimate intra family transfer of options and (b) may facilitate transfer for estate planning purposes - all as more specifically defined in Article III, Sections A and B thereto, the contents of which are herewith incorporated by reference.

NO STOCKHOLDER APPROVAL REQUIRED FOR ESTABLISHMENT OF PLAN

Notwithstanding anything to the contrary contained in this Prospectus it is the intention of the Company that the Plan comply, in all respects, with what is referred to as a “Broadly Based Plan” in NASDAQ Marketplace Rule 4350(i)(1)(A) and such other sections in the Nasdaq Marketplace Rules as may be applicable to “Broadly Based Plans”.  In that respect it is understood and agreed as follows:

1.

No stockholder approval will be sought for establishment of the Plan or any amendments thereto and approval of the majority of the Company’s Board of Directors shall suffice.

2.

Less than fifty percent (50%) of all options issued under the Plan shall be issued to officers and directors of the Company; “officers” and “directors” being defined herein in the same manner as defined in Section 16 of the Securities Exchange Act of 1934; and

3.

“Broadly Based” as defined herein shall mean that at the end of three (3) years from the date of the Plan as amended at least fifty one percent (51%) of all options granted thereunder shall have been granted to “rank and file” personnel of the Company (i.e., persons who are not officers and directors as defined in “2" above) and that at the anniversary date of each succeeding year no less than 51% of all options granted shall have been granted to the aforesaid “rank and file”.

ASSIGNABILITY

No Option shall be assignable or otherwise transferable (by the optionee or otherwise) except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999 and in particular that portion thereof which expands upon transferability as is contained in Article III entitled “Transferable Options and Proxy Reporting” as indicated in Section A 1 through 4 inclusive and Section B thereof.  No Option shall be pledged or hypothecated in any manner, whether by operation of law or otherwise, nor be subject to execution, attachment or similar process.

AMENDMENTS

The Board may amend, alter or discontinue the Stock Option Plan at any time in such respects as it shall deem advisable in order to conform to any change in any other applicable law, or in order to comply with the provisions of any rule or regulation of the Securities and Exchange Commission required to exempt the Stock Option Plan or any Options granted thereunder from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or in any other respect not inconsistent with Section 16(b) of the Exchange Act; provided, that no amendment or alteration shall be made which would impair the rights of any participant under any Option theretofore granted, without his consent (unless made solely to conform such Option to, and necessary because of, changes in the foregoing laws, rules or regulations), and the Board may further amend or alter this Plan in order to increase the total number of shares reserved for the purposes of the Stock Option Plan except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

Decrease the Option price provided for in Paragraph 5 (except as provided in Paragraph 9), or change the classes of persons eligible to participate in the Stock Option Plan as provided in Paragraph 3; or

b.

Extend the Option period provided for in Paragraph 6; or

c.

Materially increase the benefits accruing to participants under the Stock Option Plan; or

d.

Materially modify the requirements as to eligibility for participation in the Stock Option Plan; or

e.

Extend the expiration date of the Stock Option Plan as set forth in Paragraph 11 of the Stock Option Plan.

RESTRICTIONS ON RESALE OF COMMON STOCK

While the Stock Option Plan does not place restrictions on re-sales of Common Stock acquired thereunder, shares acquired under the Stock Option Plan by an "affiliate," as that term is defined in Rule 405, under the Securities Act of 1933, may only be resold pursuant to the registration requirements of the Act, Rule 144 or another applicable exemption therefrom.  Generally, sales of securities, including Common Stock of the Company, are subject to antifraud provisions contained in federal and state securities laws.  Acquisitions (including acquisitions under the Stock Option Plan) and dispositions of Common Stock of the Company by an officer, director or affiliate of the Company within any six month period may give rise to the right of the Company to recapture any profit from such transactions pursuant to Section 16(b) of the Securities Exchange Act of 1934.

It is advisable for a participant to consult with legal counsel concerning the securities law implications of his exercise of options and his acquisition or disposition of shares of Common Stock under the Stock Option Plan.

LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Gary B. Wolff, P.C., 805 Third Avenue, New York, New York 10022.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Arizona law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in the registration statement:

a.

The registrant's latest annual report on Form 10-KSB for calendar year ended December 31, 2005, as filed on April 14, 2006;

b.

All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the year covered by the Form 10-KSB referred to in (a) above; and

c.

Not Applicable.

Reference is also made to the Company’s Form SB-2 Registration Statement filed with the SEC on November 14, 2005 (SEC File No.: 333-129682), as amended on February 6, 2006.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

FURTHER INFORMATION

A Registration Statement on Form S-8 was filed by the Company with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933.  This Prospectus omits certain of the information contained in the Registration Statement and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities to which this Prospectus relates.  Statements herein contained concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement.  Each such statement is qualified in its entirety by such reference.

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